SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549


Form 8-K
Current Report Pursuant to Section 13 or 15(d) of The Securities Act of 1934


Date of Report (date of earliest event reported):  April 11, 2000


Mallon Resources Corporation
(exact name of registrant as specified in its charter)

     Colorado                      0-17267               84-1095959
(State or other                  (Commission          (I.R.S. Employer
jurisdiction                     File Number)         Identification No.)
of incorporation)


999 18th Street, Suite 1700, Denver, Colorado           80202
(address of principal executive offices)               (zip code)



Registrant's telephone number, including area code:  (303) 293-2333 not applicable
(former name or former address, if changed since last report)

Item 5.  Other Events

Mallon Resources Corporation (the "Company") issued the following press release, dated September 8, 2000, the text of which follows:

    Denver, Colorado -- Mallon Resources Corporation (Nasdaq: "MLRC") Mallon Resources Corporation (Nasdaq: "MLRC") reported today that as of June 30, 2000, its estimated proved oil and gas reserves were 124.9 billion cubic feet of natural gas equivalents ("Bcfe"), a 20% increase over the 103.9 Bcfe of proved reserves reported at year-end 1999. As of that date the discounted present value of Mallon's proved reserves, calculated in accordance with Securities and Exchange Commission regulations ("SEC PV-10 Value"), was $177.5 million, a 145% increase over the $72.4 million SEC PV-10 reported for year-end 1999. The commodity prices used in making the mid-year calculations were $3.71 per Mcf for natural gas and $31.03 per barrel for oil. The mid-year reserve report was prepared by Reed W. Ferrill & Associates, Inc., Independent Petroleum Engineers.

    Mallon also announced that it has filed a registration statement with the Securities and Exchange Commission relating to a proposed public offering of
2.5 million new shares of its common stock. Mallon intends to use the majority of the net proceeds from the offering to finance its oil and gas exploration and development activities at East Blanco Field in the San Juan Basin of New Mexico. The registration statement has not yet become effective and the securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state.

    A written prospectus relating to this proposed offering, when it becomes available, may be obtained from the managing underwriter for the proposed offering, McDonald Investments Inc., 800 Superior Avenue, Cleveland, OH 44114.

    The foregoing information contains forward-looking statements and forecasts, the realization of which cannot be assured. Actual results may differ significantly from those forecast. Inaccurate geologic interpretations, the volatility of commodity prices, unbudgeted cost increases, unforeseen delays in operations, and operations that prove less successful than anticipated are risks that can significantly effect the Company's operations. These and other risk factors that affect the Company's business are discussed in the Company's Annual Report.

    Mallon Resources Corporation is a Denver-based oil and gas exploration and production company operating primarily in the San Juan and Delaware Basins of New Mexico. Mallon's Common Stock is quoted on Nasdaq under the symbol "MLRC."

                                      Signatures

    Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Mallon Resources Corporation


September 8, 2000                     By: __/s/ Roy K. Ross________________
                                        Roy K. Ross, Executive Vice President